SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 1, 2007

INVENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-30318 52-2181734 ------------------------------------- ------------------------------------ (Commission File Number) (I.R.S. Employer Identification No.)

VANTAGE COURT NORTH
200 COTTONTAIL LANE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

INVENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 3.02. Unregistered Sales of Equity Securities.

On March 1, 2007, inVentiv Health, Inc. ("inVentiv") completed the following issuances of unregistered shares of its Common Stock, par value $0.001 per share (“Common Stock”). These shares were issued (i) in connection with the closing of the previously-announced acquisitions of Chamberlain Communications Group, Inc. and ignite comm.net/Incendia Health, Inc. and (ii) pursuant to the earnout provisions of certain previously completed acquisitions:

Transaction	Number of Shares	Date of Issuance	Recipient(s)
Chamberlain	85,179	March 1, 2007	former stockholders of Chamberlain Communications Group, Inc.
Ignite	108,992	March 1, 2007	ignite comm.net/Incendia Health, Inc.
inChord Communications	344,857	March 1, 2007	former stockholders of inChord Communications
HHI, L.L.C.	97,499	March 1, 2007	HHI, L.L.C.
Adheris, Inc.	107,510	March 1, 2007	former stockholders of Adheris, Inc.
Synergos, LLP	9,237	March 1, 2007	Synergos, LLP

The issuance of the foregoing shares of Common Stock was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  In each case, there was no general solicitation or advertising, the number of recipients of such unregistered shares was limited and such recipients are accredited and/or sophisticated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVENTIV HEALTH, INC.

By: /s/ John R. Emery -------------------------------------------- Date: March 7, 2007 Name: John R. Emery Title: Chief Financial Officer (Principal Accounting and Financial Officer)